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                           MILLINGTON SECURITIES, INC.




                              UNIT INVESTMENT TRUST




                             FORM OF CODE OF ETHICS




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                                TABLE OF CONTENTS

                                                                                                               PAGE
SECTION I.                 INTRODUCTION...........................................................................1


SECTION II.                DEFINITIONS............................................................................1


SECTION III.               GENERAL STANDARDS......................................................................2


SECTION IV.                APPLICATION OF THE CODE................................................................3


SECTION V.                 RESTRICTIONS...........................................................................4


SECTION VI.                PRE-CLEARANCE AND REPORTING PROCEDURES.................................................5


SECTION VII.               EXCEPTIONS TO PRE-CLEARANCE AND REPORTING REQUIREMENTS.................................8


SECTION VIII.              ENFORCEMENT OF CODE OF ETHICS AND CONSEQUENCES FOR FAILURE TO COMPLY...................8


SECTION IX.                RETENTION OF RECORDS...................................................................9


SECTION X.                 AMENDMENT TO THIS CODE.................................................................9


SECTION I.           INTRODUCTION

         The policy of Millington Securities, Inc. ("Millington") is to avoid any conflict of interest, or the appearance of any conflict of interest, between the interests of its clients and the interests of Millington, its officers, directors and employees. This Code of Ethics (the or this "Code") is being adopted to ensure that the personal trading and other business activities of Millington and its respective employees are conducted in a manner consistent with applicable law and regulation and the general principles set forth in this Code.

         Section 17(j) of the Investment Company Act of 1940 (the "1940 Act") and Rule 17j-1 thereunder are intended to address the potential conflicts arising from the personal investment activities of investment company personnel, including the company's principal underwriter. This Code has been adopted by Millington to meet those concerns and legal requirements. This Code has also been (or will be proposed to be) adopted by the unit investment trusts sponsored by Millington (collectively, the "Millington UITs").

         Millington has also separately adopted procedures designed to prevent the misuse of inside information by Millington and persons subject to this Code. The business of Millington depends on investor confidence in the fairness and integrity of the securities markets. Insider trading poses a significant threat to that confidence. Trading securities on the basis of inside information or improperly communicating that information to others may expose Millington or its employees to stringent penalties.

         This Code is drafted broadly; it will be applied and interpreted in a similar manner. You may legitimately be uncertain about the application of this Code in a particular circumstance. Millington encourages each of you to raise questions regarding compliance. Often, a single question can forestall disciplinary action or complex legal problems.

         As more fully explained in Section IV, this Code applies to all employees, directors and officers of Millington unless otherwise noted in particular sections. Each person subject to this Code must acknowledge on Exhibit A that he or she has received, read and agrees to be bound by the provisions herein. All Millington personnel should direct any question relating to this Code to Millington's Chief Compliance Officer (the "CCO"). Millington personnel also must notify the CCO immediately if there is any reason to believe that a violation of this Code has occurred or is about to occur.

SECTION II.          DEFINITIONS

         When used in this Code, the following terms have the meanings described below:

                  A. "Access Person." Any director, officer, partner or employee of Millington or a Millington UIT who (a) has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of a Millington UIT or (b) is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic. A list of Access Persons is attached as Exhibit B.

                    B. "Chief Compliance Officer." The Code contains many references to the Chief Compliance Officer. The current CCO is set forth on Exhibit C. References to the CCO also include, for any function, any person designated by the CCO as having responsibility for that function from time to time. If the CCO is not available, reports required to be made to the CCO, or actions permitted to be taken by the CCO, may be made to and by [INSERT NAME OF LEGAL DEPARTMENT HEAD], provided a copy is sent to the CCO.

                    C. "Investment Personnel." Any Access Person who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities for a client, and (2) any natural person who controls a Millington UIT or Millington and who obtains information concerning recommendations made to a client regarding the purchase or sale of securities by the client. A list of Investment Personnel is attached as Exhibit D.

                    D. "Personal Securities Transaction." The Code regulates Personal Securities Transactions as part of the effort by Millington to detect and prevent conduct that might violate the general prohibitions outlined below. A Personal Securities Transaction is a transaction in a security, other than an excepted security (as described in Section VII.A below), in which a person subject to this Code has a beneficial interest.

                           1. "Security." Security is defined very broadly, and
                  means any note, stock, bond, debenture, investment contract, limited partnership or limited liability company membership interest, and includes any right to acquire any security (an option or warrant, for example).

                           2. "Beneficial Interest." You have a beneficial
                  interest in a security in which you have, directly or indirectly, the opportunity to profit or share in any profit derived from a transaction in the security, or in which you have an indirect interest, including beneficial ownership by your spouse or minor children or other dependents living in your household, or your share of securities held by a partnership of which you are a general partner. Technically, Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 will be applied to determine if you have a beneficial interest in a security (even if the security would not be within the scope of Section 16).

                  E. "Unitholder" shall mean the holder of any unit of any Millington UIT.

SECTION III.         GENERAL STANDARDS

         All personnel of Millington are expected to conduct their activities in accordance with high standards of commercial honor and ethical principles. Accordingly, no person subject to this Code may engage in any conduct that is deceitful, fraudulent or misleading in connection with the implementation of an investment strategy, or the purchase or sale of any investment, for a client. Moreover, no person may place his or her own interests ahead of the interests of clients or engage in any transaction which interferes with, derives undue benefit, deprives a client of an investment opportunity, or is inconsistent with the investments undertaken for a client. In this regard, no person may use information concerning the investments recommended or made for clients for his or her personal benefit or gain in a manner detrimental to clients of Millington.

         All persons subject to this Code must comply with the applicable provisions of 1940 Act and other applicable federal securities laws.(1) No person subject to this Code may directly or indirectly in connection with the purchase or sale of a security held or to be acquired by a client:

         o        employ any device, scheme, or artifice to defraud the client;

         o make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of circumstances under which they are made, not misleading or in any way mislead the client regarding a material fact;

         o engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the client; or

         o engage in any manipulative practice with respect to the client.

         Persons covered by this Code must adhere to its general principles as well as comply with this Code's specific provisions. It bears emphasis that technical compliance with this Code's procedures will not automatically insulate from scrutiny trades which show a pattern of abuse of the individual's fiduciary duties to its clients. In addition, a violation of the general principles of this Code may constitute a punishable violation of this Code.

SECTION IV.       APPLICATION OF THE CODE

         Many of the restrictions on Personal Securities Transactions and the compliance procedures contained in this Code apply to all employees, officers and directors of Millington and employees, officers and directors of companies in a control relationship with Millington. If you make, or participate in making, investment decisions or recommendations for clients or are involved in trading, research, administrative or other functions, additional restrictions may apply to you as indicated in this Code. Such persons include, but are not limited to the following:

         (a)      Portfolio managers who manage the accounts;

---------------------
(1) Federal Securities Laws means the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Sarbanes-Oxley Act of 2002, as amended; the Investment Advisers Act of 1940; Title V of the Gramm-Leach-Bliley Act, as amended; any rules adopted by the Securities and Exchange Commission under any of these statutes; the Bank Secrecy Act, as amended, as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

         (b) Research analysts or research assistants who are members of the management team for the accounts;

         (c)      Traders who trade on behalf of clients; and

         (d) Support staff and administrative assistants working directly with portfolio managers and analysts.

SECTION V.           RESTRICTIONS

                    A. No Conflicting Personal Securities Transactions. No Access Person shall engage in a Personal Securities Transaction in a security which the person knows or has reason to believe (i) is being purchased or sold (i.e., is a pending "buy" or "sell" order), (ii) has been purchased or sole for an advisory client within the last seven (7) calendar days, or (iii) is being considered for purchase or sale by an advisory client, until that advisory client's transactions have been completed or consideration of such transactions has been abandoned. A security will be treated as "under consideration" for an advisory client, if the portfolio manager or investment team responsible for the management of the account of that advisory client intends to purchase or sell the security in the next seven (7) calendar days.

                  Without limiting the generality of the foregoing, (a) no Portfolio Supervisor (as defined below) shall engage in a Personal Securities Transaction in a security within seven (7) days before and after any series of the trust in which he or she supervises trades in that security; and (b) no Access Person shall engage in a Personal Securities Transaction in a security on the same day there is a pending buy or sell order in that security by the trust. Within respect to Millington UITs, no Access Person shall engage in a Personal Securities Transaction within seven (7) days of the security being purchased for the initial deposit of a trust. A Portfolio Supervisor is an Access person who is entrusted with the direct responsibility and authority to make investment decisions affecting a Millington UIT. A list of Portfolio Supervisors is attached as Exhibit E. Any profits realized on trades in violation of this prohibition will be disgorged to a charitable organization that is selected by the respective CCO or his or her designee.

                    B. Initial Public Offerings. No Access Person shall acquire a Beneficial Interest in any security during the initial public offering of such security.

                    C. Private Placements. No Access Person shall acquire a Beneficial Interest in any security in a private placement transaction unless the acquisition of such Beneficial Interest has been approved in writing and in advance by the respective CCO. In considering whether to approve any such transaction, the CCO shall take into account, among other factors, whether the investment opportunity should be reserved for the Millington UIT and its Unitholders and whether the opportunity is being offered to an individual by virtue of such individual's position. Any Access Person who has been authorized to acquire securities in a private placement shall disclose that investment to the respective CCO before taking part in a subsequent consideration of the Millington UIT's investment in that issuer, and the decision to include securities of such issuer in the Millington UIT shall be subject to independent review by counsel to the Millington UIT.

                    D. Short-term Trading. Investment Personnel shall not profit in the purchase and sale, or sale and purchase, of the same (or equivalent) security within sixty calendar days. Trades made in violation of this prohibition shall be unwound or, if that is impracticable, any profits must be disgorged to a charitable organization that is selected by the respective CCO or his or her designee.

                    E. Gifts. Access Persons shall not accept any gift or other thing of more than de minimis value (e.g., $100) from any person or entity that does business with or on behalf of any client. Gifts in excess of this value must either be returned to the donor or paid for by the recipient. It is not the intent of this Code to prohibit the everyday courtesies of business life. Therefore, this prohibition does not include an occasional meal or ticket to theater, entertainment or sporting event that is an incidental part of a meeting that has a clear business purpose.

                    F. Service as Director. Access Persons shall not serve on the board of directors of a publicly traded company without prior authorization by the respective CCO. Access Persons may submit a request for authorization and such request shall state the position sought, the reason service is desired and any possible conflicts of interest known at the time of the request. Service may be authorized by the CCO only if the CCO determines that service in that capacity would be consistent with the interests of Millington Capital and its clients. In addition, Investment Personnel who receive authorization to serve in such a capacity shall be isolated through "Chinese Wall" procedures from making investment decisions regarding securities issued by the entity involved.

SECTION VI.          PRE-CLEARANCE AND REPORTING PROCEDURES

          A. Pre-clearance Procedures.

                    1. Pre-clearance Requirement. Except as provided below, all Access Persons must receive prior approval of their Personal Securities Transactions from the respective CCO or a designee appointed by the CCO. Personal Securities Transactions of the CCO must be approved by the general counsel to Millington. Any approval shall be valid for three business days.

                    2. Personal Securities Transaction Form. All requests for pre-clearance of Personal Securities Transactions must be made in writing on a form available from the CCO.

                    3. Factors to Consider in Pre-clearing Personal Securities Transactions. The CCO should consider:

                  o whether the security appears on either Party's Watch and Restricted Lists;

                  o whether the investment opportunity should be reserved for a client; and

                  o whether the opportunity is being offered to an individual by virtue of his/her position with respect to Millington's relationship with a client.

                    4. Subsequent Disclosure by Access Person. If pre-clearance is granted, the Access Person must disclose the Personal Securities Transaction when he or she participates in any subsequent investment decision regarding the same issuer. In such circumstances, the decision to purchase or sell securities of the issuer will be subject to an independent review by the respective CCO or his or her designee.

                    5. Exemptions from Pre-clearance. Access Persons do not need to seek pre-clearance for the following transactions:

                  o Purchases or sales which are non-volitional on the part of either the Access Person or the Millington UIT (e.g., transactions in corporate mergers, stock splits, tender offers); or

                  o Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities.

          B. Reporting Requirements. Every Access Person must report to the CCO or his or her designee the following reports regarding the Access Persons direct or indirect beneficial ownership in securities (other than excepted securities):

                    1. Initial and Annual Holdings Reports. No later than ten days after the person becomes an Access Person, and annually thereafter as of December 31, the following information:

                  o The title and type of security, interest rate and maturity date (if applicable), CUSIP number or exchange ticker symbol, number of shares and principal amount of each security beneficially owned;

                  o The name of any broker, dealer or bank with whom the Access Person maintained an account; and

                  o        The date that the report is submitted by the Access
                           Person.

                  These reports can be accomplished through submission of account statements. Information contained in the Initial Holdings Report (attached as Exhibit F) must be current as of 45 days prior to the person becoming an Access Person. Annual reports (attached as Exhibit G) shall be delivered to the CCO no later than January 30 of the following year and shall contain a statement attesting to the accuracy of the information provided.

                    2. Quarterly Transaction Reports. No later than ten days after the end of the calendar quarter, the following information (attached as Exhibit H):

                  (a) With respect to any Personal Securities Transaction during the quarter:

                  o The date of the transaction, the title and type of security, the CUSIP number or exchange ticker symbol (if applicable), the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security;

                  o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  o        The price at which the transaction was effected;

                  o The name of the broker, dealer or bank with or through which the transaction was effected; and

                  o        The date that the report is submitted by the Access
                           Person.

                  (b)      With respect to any account established by the Access
                           Person:

                  o The name of the broker, dealer or bank with whom the Access Person established the account;

                  o        The date the account was established; and

                  o        The date that the report is submitted by the Access
                           Person.

          C. Execution of Personal Securities Transactions Through Disclosed Brokerage Accounts; Duplicate Confirmations. All Personal Securities Transactions must be conducted through brokerage or other accounts that have been identified to the respective CCO or his or her designee. Each such account must be set up to deliver or mail duplicate copies of all confirmations and statements to: , Attention: Chief Compliance Officer.

         Duplicate confirmations and periodic account statements shall satisfy the quarterly transaction reporting requirements set forth above in Section VI.B.2 above, if all the information required to be included in the quarterly transaction report is contained in the broker confirmations or account statements.

         It is permissible to purchase securities such as limited partnerships and variable annuity contracts directly from the issuer, even though they may not be purchased through a brokerage account, if such securities are reported in accordance with the procedures below. No exceptions will be made to this policy. All persons subject to this Code shall cooperate in all aspects with the CCOs in securing confirmations and statements in a timely manner.

SECTION VII.         EXCEPTIONS TO PRE-CLEARANCE AND REPORTING REQUIREMENTS

         A. Excepted Securities. Access persons do not need to report transactions or holdings, or seek pre-clearance for transactions, in the following securities:

         (a) shares of open-end investment companies for which Millington is not the sponsor, investment adviser or distributor;

         (b) direct obligations of the U.S. government (U.S. Treasury bills, notes and bonds);

         (c) money market instruments, including bank certificates of deposit, bankers' acceptances, commercial paper and repurchase agreements;

         (d) shares of money market funds; and

         (e) shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of whom are sponsored, advised or distributed by Millington.

         Note:  All purchases and sales of Millington UITs must be pre-cleared.

         B. Excepted Transactions. Access persons do not need to report or seek pre-clearance for the following transactions:

         (a) No Influence or Control. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

         (b) Automatic Dividend Reinvestment Plan. Purchases which are part of an automatic dividend reinvestment plan.

SECTION VIII. ENFORCEMENT OF CODE OF ETHICS AND CONSEQUENCES FOR FAILURE TO
COMPLY

          A. Certification. All persons subject to this Code shall certify annually on Exhibit I that they have read and understood this Code and recognized that they are subject thereto, and that they have complied with the requirements of this Code.

          B. Review of Reports. The CCO or a designee shall review all reports submitted under this Code.

          C. Notification of Reporting Obligation. The CCO or a designee shall keep a record of all Access Persons and Investment Personnel and shall notify any new Access Persons and Investment Personnel of their obligations under this Code.

          D. Sanctions for Violations. Upon discovery of a violation of this Code, including either violations of the enumerated provisions or the general principles provided, Millington may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator.

          E. Annual Review. Pursuant to 1940 Act Rule 17j-1(c)(2)(ii), Millington will at least annually review this Code to determine whether it is reasonably designed to prevent persons subject to this Code from engaging in fraudulent activities prohibited by paragraph (b) of the rule. The CCO of Millington will certify annually that Millington has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code.

SECTION IX.RETENTION OF RECORDS

         The CCO or his or her designee shall maintain all records required under 1940 Act Rule 17j-1 for the periods required under such rule.

SECTION X.           AMENDMENT TO THIS CODE

         A Millington UIT's depositor must approve any material change to this Code no later than six months after the adoption of the material change.


                                    EXHIBIT A


                  ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

         I acknowledge that I have received the Millington Securities, Inc. Unit Investment Trust Code of Ethics dated: _____________, 2009 (the "Code of Ethics"), and represent:

                  1. I have read and understood the Code of Ethics and recognize that I am subject to its provisions;

                  2. In accordance with the Code of Ethics, I will report all securities transactions in which I have a beneficial interest, except for transactions expressly exempt from reporting under the Code of Ethics; and

                  3. I will comply with the Code of Ethics in all respects.



                                                        ------------------------
                                                        Access Person Signature




                                                        ------------------------
                                                        Print Name

Dated:
       ------------------------



                                    EXHIBIT B


                  ACCESS PERSONS (AS OF _______________ , 2009)





                                    EXHIBIT C


       CHIEF COMPLIANCE OFFICER AND DESIGNEE (AS OF _______________, 2009)

         The following is the Chief Compliance Officer and his/her designee(s) responsible for reviewing reports submitted under the Code of Ethics of the Millington Securities, Inc. and unit investment trusts sponsored by Millington Securities, Inc.:




                                    EXHIBIT D


               INVESTMENT PERSONNEL (AS OF _______________, 2009)





                                    EXHIBIT E


               PORTFOLIO SUPERVISORS (AS OF _______________, 2009)




                                    EXHIBIT F


                           MILLINGTON SECURITIES, INC.
                             UNIT INVESTMENT TRUSTS

                             INITIAL HOLDINGS REPORT
               DATE OF BECOMING AN ACCESS PERSON: _______________

To:  Chief Compliance Officer

         As of the date referred to above, I have direct or indirect beneficial ownership in the following securities which are required to be reported pursuant to the Code of Ethics of Millington Securities, Inc. and unit investment trusts sponsored by Millington Securities, Inc.

------------------------------- ------------------- --------------------------- --------------------
                                                                                       Broker/
                                                                                       Dealer
                                                           Dollar                      or Bank
       Security (Include Full          Number of           Amount of                   holding the
       Name of Issuer)                 Shares              Securities                  Securities:
------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------


         This report (i) excludes transactions effected for or securities held in any account over which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



         This report is to be signed, dated and returned within ten days of the person becoming an Access Person, as defined in the Code of Ethics.



                                                 Signature:_____________________

                                                 Printed name:__________________

                                                 Date:__________________________

         Return by [_____________] to Chief Compliance Officer. Questions regarding this form may be directed to [_____________] at [_____________].

Date Submitted to Chief Compliance Officer: __________________________.



                                    EXHIBIT G


                           MILLINGTON SECURITES, INC.
                             UNIT INVESTMENT TRUSTS

                             ANNUAL HOLDINGS REPORT
                    FOR THE CALENDAR YEAR ENDED [___________]

To:  Chief Compliance Officer

         As of _____________, which date shall be within 30 days of the date of submitting this report, I have direct or indirect beneficial ownership in the following securities which are required to be reported pursuant to the Code of Ethics of Millington Securities, Inc. and unit investment trusts sponsored by Millington Securities, Inc.

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                    DOLLAR                       NAME OF
       SECURITY (INCLUDE FULL                                       AMOUNT OF                    BROKER/DEALER OR
       NAME OF ISSUER)                 NUMBER OF SHARES             SECURITIES                   BANK WHO MAINTAINS
                                                                                                 THESE SECURITIES
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

         This report (i) excludes transactions effected for or securities held in any account over which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


         This report is to be signed, dated and returned within ten days of the end of the calendar year.



                                                 Signature:_____________________

                                                 Printed name:__________________

                                                 Date:__________________________


         Return by [_____________] to Chief Compliance Officer. Questions regarding this form may be directed to [_____________] at [_____________].

         Date Submitted to Chief Compliance Officer: __________________________.



                                    EXHIBIT H


                           MILLINGTON SECURITIES, INC.
                             UNIT INVESTMENT TRUSTS

                          SECURITIES TRANSACTION REPORT
                  FOR THE CALENDAR QUARTER ENDED [___________]

To:  Chief Compliance Officer

         A.During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of Millington Securities, Inc. and unit investment trusts sponsored by Millington Securities, Inc.

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------
                                        INTEREST                                                                BROKER/
                                        RATE AND                                                                DEALER
                                        MATURITY                       DOLLAR         NATURE OF                 OR BANK
  SECURITY (INCLUDE      DATE OF        DATE (IF      NUMBER OF       AMOUNT OF     TRANSACTION:               EFFECTED
FULL NAME OF ISSUER)   TRANSACTION     APPLICABLE)      SHARES       TRANSACTION     (BUY/SELL)     PRICE      THROUGH:
--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

         B. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

------------------------------------------- ----------------
Name of Broker/Dealer or Bank with the       Date Account
Account                                     was established
------------------------------------------- ----------------

------------------------------------------- ----------------

------------------------------------------- ----------------

------------------------------------------- ----------------

------------------------------------------- ----------------

         C. In lieu of the information required under A and B above, I represent that the trade confirmations and/or brokerage account statements attached hereto represent all transactions which must be reported pursuant to the Code of Ethics. [ ]

or

         No reportable transactions. [ ]

         This report (i) excludes transactions effected for or securities held in any account over which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         This report is to be signed, dated and returned within ten days of the end of the calendar quarter.



                                        Signature:______________________________

                                        Printed name:___________________________

                                        Date:___________________________________


         Return by [_____________] to Chief Compliance Officer. Questions regarding this form may be directed to [_____________] at [_____________].

         Date Submitted to Chief Compliance Officer: __________________________.


                                    EXHIBIT I


           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

         I acknowledge that I have received the Millington Securities, Inc. Unit Investment Trust Code of Ethics dated: _____________, 2009 (the "Code of Ethics"), and I certify that during the past year:

          1. I have read and understood the Code of Ethics and recognize that I am subject to its provisions;

          2. In accordance with the Code of Ethics, I have reported all securities transactions in which I have a beneficial interest except for transactions exempt from reporting under the Code of Ethics and except to the extent disclosed on an attached schedule.

          3. I have complied with the Code of Ethics in all other respects.




                                                  ------------------------------
                                                  Access Person Signature




                                                  ------------------------------
                                                  Print Name

Dated:
        ---------------------------




                       CERTIFICATE REQUIRED BY RULE 17J-1
                      OF THE INVESTMENT COMPANY ACT OF 1940



         I, ____________________, President of Millington Securities, Inc. ("Millington") certify that Millington and the unit investment trusts sponsored by Millington have adopted procedures reasonably necessary to prevent their Access Persons (as defined in Rule 17j-1 of the Investment Company Act of 1940) from violating their Code of Ethics.

Dated: _____________________________            ________________________________
                                                          President